Exhibit 10.2

HUNTINGTON INGALLS INDUSTRIES, INC.
AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

This Amended and Restated Indemnification Agreement, dated as of the ____ day of _____________, 20___ (this "Agreement"), between Huntington Ingalls Industries, Inc., a Delaware corporation (the "Corporation"), and ___________________________ ("Indemnitee").

WHEREAS, the Board of Directors of the Corporation (the "Board") is aware that, in order to induce highly competent persons to serve the Corporation as directors or officers or in other capacities, the Corporation must provide such persons with adequate protection through indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Corporation; and

WHEREAS, the Board has determined that it is in the best interests of the Corporation and its stockholders that the Corporation provide such persons with increased certainty of such protection; and

WHEREAS, it is reasonable, prudent and necessary for the Corporation to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law, to induce such persons to serve or continue to serve the Corporation, free from undue concern that they will not be adequately protected from liability; and

WHEREAS, the Corporation and Indemnitee are parties to an existing Indemnification Agreement dated as of ____________ (the "Original Indemnification Agreement"); and

WHEREAS, the Corporation and Indemnitee desire to enter into this Agreement in order to amend and restate the Original Indemnification Agreement on the terms provided herein; and

WHEREAS, this Agreement is a supplement to and in furtherance of any rights granted under applicable law, the Certificate of Incorporation or the Bylaws of the Corporation, or any resolutions adopted by the Board or the Corporation’s stockholders, and shall not be deemed to be a substitute therefor nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee is willing to serve the Corporation in the capacity or capacities in which he serves, to continue so to serve and, if appropriate, to take on additional service for or on behalf of the Corporation on the condition that he be indemnified according to the terms of this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and Indemnitee do hereby covenant and agree as follows:

Section 1. Definitions. For purposes of this Agreement:

    (a) "Change in Control" means a change in control of the Corporation, occurring after the Effective Date, that would be required to be reported in response to Item 6(e) of Schedule 14A under Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Act"), whether or not the Corporation is then subject to such reporting requirement. Without limiting the generality of the foregoing, a Change in Control shall be deemed to have occurred if, after the Effective Date: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage interest; (ii) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(b) "Corporate Status" describes the status of a person who is or was a director, officer, trustee, partner, managing member, employee, agent or fiduciary of the Corporation or of any other Enterprise that such person is or was serving at the request of the Corporation.

(c) "Disinterested Director" means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(d) "Effective Date" means as of ___________, ____.

    (e) "Enterprise" means the Corporation, any subsidiary of the Corporation and any other corporation, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving, or may serve, at the request of the Corporation as a director, officer, employee, trustee, partner, managing member, employee, agent or fiduciary.
(f) "Expenses" includes, without limitation, all attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, any threatened, pending or completed Proceeding, whether civil, criminal, administrative or investigative in nature, in each case to the extent reasonable.
(g) "Independent Counsel" means an attorney, a law firm, or a member of a law firm, who (or which) is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or Indemnitee in any other matter material to either such party; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

(h) "Proceeding" shall include any actual, threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise and whether civil (including intentional or unintentional tort claims), criminal, administrative or investigative in nature, in which Indemnitee was, is, may be or will be involved as a party, witness or otherwise, by reason of Indemnitee’s status as a director or officer of the Corporation, by reason of any action taken by Indemnitee or of any inaction on Indemnitee’s part while acting as a director or officer of the Corporation, or by reason of Indemnitee’s service at the request of the Corporation as a director, officer, general partner, managing member, fiduciary, employee or agent of any other Enterprise (in each case whether or not he is acting or serving in any such capacity or has such status at the time any liability or expense is incurred for which indemnification or advancement of Expenses can be provided under this Agreement), or any foreign equivalent of the foregoing, except one initiated by an Indemnitee pursuant to Section 12 of this Agreement to enforce his rights under this Agreement.
Section 2. Services by Indemnitee. Indemnitee agrees to serve and/or continue to serve as a director or officer of the Corporation and, at its request, as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of certain other Enterprises. Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law). Nothing in this Agreement shall confer upon Indemnitee the right to continue as a director or officer of the Corporation or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of another Enterprise.

Section 3. Indemnification - General. Subject to the provisions of Section 13(c), the Corporation shall indemnify, and advance Expenses to, Indemnitee as provided in this Agreement to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit, whether the actions or omissions (or alleged actions or omissions) of Indemnitee giving rise to such indemnification (including the advancing of Expenses) occurs or occurred before, on or after the Effective Date. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement, except that no indemnification or advancement of Expenses shall be paid to Indemnitee (a) to the extent expressly prohibited by applicable law or (b) in connection with an action, suit or proceeding, or part thereof, initiated by Indemnitee, unless the action, suit or proceeding, or part thereof, was authorized by the Board.

Section 4. Proceedings Other Than Proceedings by or in the Right of the Corporation. Except as limited by the last clause of the last sentence of Section 3 above and subject to the provisions of Section 13(c), Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of his Corporate Status, he was, is, or is threatened to be made, a party to any threatened, pending, or completed Proceeding, other than a Proceeding by or in the right of the Corporation. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses, judgments, liabilities, penalties, fines, ERISA excise taxes and amounts paid in settlement (including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any action, discovery, event, claim, issue or matter therein or related thereto, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 5. Proceedings by or in the Right of the Corporation. Except as limited by the last clause of the last sentence of Section 3 above and subject to the provisions of Section 13(c), Indemnitee shall be entitled to the rights of indemnification provided in this Section if, by reason of his Corporate Status, he was, is, or is threatened to be made, a party to or a participant (as a witness or otherwise) in any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection with any such Proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made under this Section 5 in respect of any claim, issue or matter in any such Proceeding as to which Indemnitee shall have been finally adjudged by a court in a non-appealable decision to be liable to the Corporation if and to the extent applicable law prohibits such indemnification; provided, however, that if applicable law so permits, indemnification against Expenses shall nevertheless be made by the Corporation in such event if, and only to the extent that, the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall so determine.

Section 6. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement (other than Section 13(c)), to the extent that Indemnitee was or is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For the purposes of this Section and without limiting the foregoing, (a) the termination of any claim, issue or matter in any such Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter, and (b) a decision by any government, regulatory or self regulatory authority, agency or body not to commence or pursue any investigation, civil or criminal enforcement matter or case or any civil suit shall be deemed to be a successful result as to such claim, issue or matter.

Section 7. Indemnification for Expenses Incurred to Secure Recovery or as a Witness.

(a) The Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, any and all Expenses and, if requested by Indemnitee, shall advance on an as-incurred basis (as provided in Section 8 of this Agreement) such expenses (including reasonable attorneys fees and expenses) of Indemnitee, that are reasonably incurred by Indemnitee in connection with any action or proceeding or part thereof brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Corporation under this Agreement, any other agreement, or the Certificate of Incorporation or Bylaws of the Corporation as now or hereafter in effect; or (ii) recovery under any director and officer liability insurance policies maintained by the Corporation.

(b) Notwithstanding any other provision of this Agreement (other than Section 13(c)), to the extent that Indemnitee was or is, by reason of his Corporate Status, a witness (or is forced or asked to respond to discovery requests) in any Proceeding to which Indemnitee is not a party, the Corporation shall, to the fullest extent permitted by law, indemnify Indemnitee with respect to, and hold Indemnitee harmless from and against, and the Corporation shall advance on an as-incurred basis (as provided in Section 8 of this Agreement), all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

Section 8. Advancement of Expenses.

(a) All Expenses actually incurred by Indemnitee as a party, witness or other participant by reason of Indemnitee’s Corporate Status in connection with any Proceeding (including a Proceeding by or on behalf of the Corporation) shall be paid by the Corporation in advance of the final disposition of such Proceeding, if so requested by Indemnitee, within thirty (30) days after the receipt by the Corporation of a statement or statements from Indemnitee requesting such advance or advances. Indemnitee may submit such statements from time to time.

(b) Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee in connection therewith; provided, however, that, following a Change in Control or in the event of a Proceeding brought by or in the name of the Corporation, the Corporation agrees that Indemnitee shall be required to submit to the Corporation only summary statements and invoices, and that, in connection with such submissions, Indemnitee shall have the right to withhold or redact any documents or information that are protected by the attorney-client privilege or the attorney work product doctrine.

(c) Indemnitee’s submission of statements and requests for payment of Expenses pursuant to this Section 8 shall include or be accompanied by a written undertaking, executed personally or on behalf of Indemnitee, to repay any such amounts if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Corporation pursuant to this Agreement or otherwise. Such undertaking must be an unlimited general obligation of Indemnitee, but need not be secured and shall be accepted without reference to the financial ability of Indemnitee to make repayment.

(d) The Corporation shall make advance payment of Expenses to Indemnitee, without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

(e) If, at the time of receipt of any such written request for advancement of Expenses, the Corporation has director and officer liability insurance policies in effect, the Corporation shall promptly notify the relevant insurers in accordance with the procedures and requirements of such policies. The Corporation shall thereafter keep such director and officer insurers informed of the status of the Proceeding or other claim, as appropriate to secure coverage of Indemnitee for such claim. Indemnitee’s entitlement to such advancement of Expenses shall include those incurred in connection with any Proceeding by Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement.

(f) Indemnitee's right to advancement of Expenses under this Section 8 shall continue until such time as a final determination of the Proceeding for which advancement or indemnification is sought hereunder, from which all rights to appeal have been exhausted, is made pursuant to Sections 10 and 12 of this Agreement.
Section 9. Additional Indemnity; Contribution.

(a) In addition to, and without regard to any limitations on, the indemnification provided for in the other Sections of this Agreement, the Corporation shall and hereby does indemnify and hold harmless Indemnitee, to the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) law, against all Losses actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he was, is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Corporation). No indemnification shall be made under this Section 9(a) on account of Indemnitee’s conduct that is finally determined (under the procedures and subject to the presumptions set forth in Sections 10, 11 and 12 hereof) to be an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.
(b) Whether or not any of the indemnification and hold harmless rights provided in any of the other provisions of this Agreement are available in respect of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment, and the Corporation hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Corporation shall not enter into any settlement of any Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) Without diminishing or impairing the obligations of the Corporation set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any

Proceeding in which the Corporation is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Losses actually incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Losses, as well as any other equitable considerations. The relative fault of the Corporation and all officers, directors or employees of the Corporation other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(d) The Corporation hereby agrees to fully indemnify and hold harmless Indemnitee from any claims for contribution that may be brought by officers, directors or employees of the Corporation other than Indemnitee who may be jointly liable with Indemnitee.

(e) To the fullest extent not prohibited by (and not merely to the extent affirmatively permitted by) applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to the Losses incurred by Indemnitee in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Corporation and Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding and/or (ii) the relative fault of the Corporation (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). No contribution shall be made under this Section 9(e) on account of Indemnitee’s conduct that is finally determined (under the procedures and subject to the presumptions set forth in Sections 10, 11 and 12 hereof) to be an act or omission not in good faith or involving intentional misconduct or a knowing violation of the law.

Section 10. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of any such request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Any Expenses incurred by Indemnitee in connection with Indemnitee’s request for indemnification shall be borne by the Corporation. The Corporation hereby indemnifies and agrees to hold Indemnitee harmless from any Expenses incurred by Indemnitee under the immediately preceding sentence irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification. If, at the time of receipt of any such request for indemnification, the Corporation has director and officer liability insurance policies in effect, the Corporation shall promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b) Upon written request by Indemnitee for indemnification pursuant to Section 10(a), a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in such case: (i) if a Change in Control has occurred, by Independent Counsel (unless Indemnitee shall request that such determination be made by the Board or the stockholders, in which case in the manner provided for in clause (ii) or (iii) of this Section 10(b)) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; (ii) if a Change of Control has not occurred, (A) by the Board by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum, (B) by a committee of Disinterested Directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (C) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (D) if the Disinterested Directors so direct, by the stockholders of the Corporation; or (iii) if necessary, as provided in Section 11(b). The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 calendar days after receipt by the Corporation of a written request for indemnification. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including without limitation providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination. Any expenses (including fees and expenses of legal counsel) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be advanced and borne by the Corporation (irrespective of the determination as to Indemnitee's entitlement to indemnification), and the Corporation hereby indemnifies and agrees to hold Indemnitee harmless therefrom. If the person, persons or entity making such determination shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the request for indemnification, such person, persons or entity shall reasonably prorate such part of indemnification among such claims, issues or matters. In no event shall a determination of Indemnitee’s entitlement to indemnification be made, or be required to be made, as a condition to or otherwise in connection with any advancement of Expenses pursuant to Section 8 of this Agreement or, with respect to any Proceeding, to the extent Indemnitee has been successful on the merits or otherwise in such Proceeding.

(c) If required, Independent Counsel shall be selected as follows: (i) if a Change of Control has not occurred, Independent Counsel shall be selected by the Board, and the Corporation shall give written notice to Indemnitee advising him of the identity of Independent Counsel so selected; or (ii) if a Change of Control has occurred, Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board, in which event (i) shall apply), and Indemnitee shall give written notice to the Corporation advising it of the identity of Independent Counsel so selected. In either event, Indemnitee or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to Indemnitee, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or entity so selected shall act as Independent Counsel. If such written objection is made and substantiated, Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 10(a), no Independent Counsel shall have been selected and not objected to, either the Corporation or Indemnitee may petition the Court of Chancery of the State of Delaware, or any other court of competent jurisdiction, for resolution of any objection that has been made by the Corporation or Indemnitee to the other's selection of Independent Counsel and/or for appointment as Independent Counsel of a person selected by such court or by such other person as such court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 10(b). The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with its actions pursuant to this Agreement, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 10(c), regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement date of any judicial proceeding pursuant to Section 12(a)(iii), Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

Section 11. Presumptions and Effects of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 10(a), and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to the presumption. Neither the failure of the Corporation (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 10 to determine whether Indemnitee is entitled to indemnification shall not have made a determination under Section 10 within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) actual fraud in the request for indemnification, or (ii) prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 11(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(b) and if (A) within 15 days after receipt by the Corporation of the request for such determination, the Board has resolved to submit such determination to the stockholders for their consideration at an Annual Meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called, as provided in the Corporation's Certificate of Incorporation and under applicable law, within 30 days after such receipt for the purpose of making such determination (which 30-day period may be extended for reasonable periods not to exceed an additional 30 days in order to ensure compliance with all applicable laws), such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, it being understood that provisions of this Agreement shall not obligate the Corporation to call such a special meeting, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 10(b).

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise. The provisions of this Section 11(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 12. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 10 that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8, (iii) payment following a determination of entitlement to indemnification is not timely made pursuant to Section 10 or 11, or (iv) payment of indemnification for Expenses is not made pursuant to Section 7, in each case within 30 calendar days after receipt by the Corporation of a written request therefor, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee may, at Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association, such award to be made within 60 days following the filing of the demand for arbitration. The Corporation shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration. Any such adjudication or arbitration shall be limited to the Corporation’s obligations to Indemnitee under this Agreement, and the Corporation, therefore, shall not assert in such adjudication or arbitration any counterclaim against Indemnitee whatsoever, and shall not assert in such adjudication or arbitration, by counterclaim, defense, avoidance or otherwise, any contractual, legal or equitable right of recoupment, setoff, contribution, indemnification, release, waiver, estoppel, repudiation or breach of any express or implied covenant of Indemnitee; provided, however, that this sentence shall not prohibit the Corporation from asserting in such adjudication or arbitration that Indemnitee did not meet any relevant standard of conduct required by applicable law for indemnification.

(b) In the event that a determination has been made pursuant to Section 10 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section, the Corporation shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(c) If a determination has been made or deemed to have been made pursuant to Section 10 or 11 that

Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section, and shall be precluded from asserting that such determination has not been made or that the procedure for which such determination was made is not valid, binding and enforceable, absent (i) actual fraud in the request for indemnification, or (ii) prohibition of such indemnification under applicable law.

(d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Agreement.

(e) In the event that Indemnitee, pursuant to this Section, seeks a judicial adjudication or arbitration of his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the kinds described in the definition of Expenses) actually and reasonably incurred by him in such judicial adjudication or arbitration, but only if he prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

Section 13. Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Agreement are cumulative and shall not be deemed exclusive of any other rights to which Indemnitee may at any time now or in the future be entitled under applicable law, the Certificate of Incorporation or Bylaws of the Corporation, any agreement, a vote of stockholders, a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. Except as required by applicable law, the Corporation shall not adopt any amendment to the Certificate of Incorporation or Bylaws of the Corporation the effect of which would be to deny, diminish or encumber Indemnitee’s right to indemnification under this Agreement.

(b) To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managing members, employees, agents or fiduciaries of the Corporation or of any other Enterprise that such person serves at the request of the Corporation, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, managing member, employee or agent under such policy or policies.

(c) If any policy referred to in Section 13(b) (or any other policy that may provide coverage to Indemnitee) contains a provision that eliminates coverage under such policy to the extent of the Corporation's contractual obligations of indemnification, the Corporation shall have no obligations hereunder to the extent that Indemnitee shall have been afforded coverage under such policy.

(d) In the event of any payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(e) The Corporation shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) The Corporation’s obligation hereunder to indemnify or advance Expenses to Indemnitee who is or was serving at the request of the Corporation as a director, officer, trustee, partner, managing member, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise.

Section 14. Notification and Defense of Claim. Indemnitee agrees to notify the Corporation promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses hereunder. Any failure by Indemnitee to notify the Corporation will relieve the Corporation of its advancement or indemnification obligations under this Agreement only to the extent the Corporation can establish that such failure to notify resulted in actual prejudice to it, and the failure to notify the Corporation will, in any event, not relieve the Corporation from any liability that it may have to indemnify Indemnitee otherwise than under this Agreement. A notice provided under this Section 14 shall not be construed as a request for indemnification pursuant to Section 10 or a request for advancement of Expenses under Section 8 of this Agreement.

Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which Indemnitee gives notice to the Corporation of the commencement thereof:
(a)The Corporation shall be entitled to participate therein at its own expense.
(b)If Indemnitee is a participant in a Proceeding with any other Corporation directors or officers to whom the Corporation owes an indemnification obligation, the Corporation shall not be required to advance Expenses for more than one law firm (and, if necessary, an additional law firm to act as local counsel)  to represent collectively Indemnitee and such other Corporation directors or officers in respect of the same matter unless Indemnitee reasonably concludes, in its sole discretion, that the representation of Indemnitee and such other Corporation directors or officers gives rise to a actual or potential conflict of interest.
(c)The Corporation shall not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee or which potentially or actually imposes any cost, liability, exposure or burden on Indemnitee, including without limitation the entry of any contribution bar order, other bar order or other similar order, decree or stipulation pursuant to 15 U.S.C. § 78u-4 or any other foreign, federal or state statute, regulation, rule or law, unless such settlement solely involves the payment of money or performance of any obligation by persons other than Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding. The Corporation shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Corporation's prior written consent, which consent shall not be unreasonably withheld.
Section 15. Duration of Agreement; Binding Effect.

(a) This Agreement shall survive and continue, and the Corporation shall be liable under this Agreement, to the extent specified in this Agreement, for all acts and omissions of Indemnitee while serving as a director of the Corporation or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of any other Enterprise, notwithstanding the termination of Indemnitee’s service, if such act was performed or omitted to be performed during the term of Indemnitee’s service to the Corporation. The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now or previously pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.
(b) This Agreement shall be binding upon the Corporation and its successors and assigns, including, without limitation, any corporation or other entity that may have acquired all or substantially all of the Corporation’s assets or business or into which the Corporation may be consolidated or merged, and shall inure to the benefit of Indemnitee and his spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives. The Corporation shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation, by written agreement in form and substance reasonably satisfactory to the Corporation and Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession or assignment had taken place.
(c) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as a director of the Corporation, and the Corporation acknowledges that Indemnitee is relying upon this Agreement in serving as a director of the Corporation or as a director, officer, trustee, partner, managing member, employee, agent or fiduciary of another Enterprise.
Section 16. Spousal Indemnification. The Corporation shall indemnify Indemnitee’s spouse to whom Indemnitee is legally married at any time Indemnitee is covered under the indemnification provided in this Agreement (even if Indemnitee did not remain married to her during the entire period of coverage) against all Losses actually and reasonably incurred by him or her in connection with any Proceeding for the same period, to the same extent and subject to the same standards, limitations, obligations and conditions under which Indemnitee is provided indemnification herein, if Indemnitee’s spouse (or former spouse) becomes involved in a pending or threatened action, suit, proceeding or investigation solely by reason of her status as Indemnitee’s spouse, including, without limitation, any pending or threatened action, suit, proceeding or investigation that seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to his spouse (or former spouse). Indemnitee’s spouse or former spouse also shall be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses hereunder. The Corporation may maintain insurance to cover its obligation hereunder with respect to Indemnitee’s spouse (or former spouse) or set aside assets in a trust or escrow fund for that purpose.
Section 17. Security. To the extent requested by Indemnitee and approved by the Board, the Corporation may at any time and from time to time provide security to Indemnitee for the Corporation’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of Indemnitee.
Section 18. Intent. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation or Bylaws of the Corporation, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation, Bylaws, applicable law or this Agreement, it is the intent of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.
Section 19. Attorneys’ Fees and Other Expenses to Enforce Agreement. In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement, Indemnitee, if he prevails in whole or in part in such action, shall be entitled to advancement of expenses (of the type described in the definition of “Expenses”), including for attorneys’ fees and disbursements reasonably incurred by Indemnitee, in accordance with the terms set forth in Section 8 of this Agreement.
Section 20. Disclosure of Payments.     Except as required by any federal or state securities laws or other federal or state law or the rules of any securities exchange, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.
Section 21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself held invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including without limitation each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself held invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 22. Settlement. The Corporation shall have no obligation to indemnify Indemnitee hereunder for any amounts paid in settlement of any Proceeding effected without the Corporation's prior written consent, which shall not be unreasonably withheld.

Section 23. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart, signed by the party against whom enforceability is sought, is necessary to constitute evidence of the existence of this Agreement.

Section 24. Headings. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 25. Entire Agreement; Modification and Waiver. This Agreement constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment of this Agreement shall limit or restrict any right of Indemnitee under this Agreement in respect of any act or omission of Indemnitee prior to the effective date of such supplement, modification or amendment, unless expressly provided therein.

Section 26. Notice by Indemnitee. Indemnitee agrees to notify the Corporation promptly in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter that may be subject to indemnification or advancement of Expenses hereunder.

Section 27. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom such notice or other communication shall have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(a)    If to Indemnitee, to:

Name of Indemnitee

(b)    If to the Corporation, to:

Huntington Ingalls Industries, Inc.
4101 Washington Avenue
Newport News, VA 23607

Attention:	Office of Corporate Secretary

or to such other address as may have been furnished to Indemnitee by the Corporation or to the Corporation by Indemnitee, as the case may be.

Section 28. Governing Law. The parties hereto agree that this Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon, or arising out of, this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including all matters of construction, validity and performance, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts-of-law principles.
Section 29. Miscellaneous. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

HUNTINGTON INGALLS INDUSTRIES, INC.            INDEMNITEE

_________________________                    _________________________
Name:                             NAME
Title:

Persons Who Have Executed Amended and Restated Indemnification Agreements

Fargo, Thomas B.
Bruner, Robert F.
Davis, Artur G. (Former Director)
Harker, Victoria D.
Kelly, Anastasia D.
Miller, Paul D.
Petters, C. Michael
Schievelbein, Thomas C.
von der Heyden, Karl M.
Cuccias, Brian J.
Dickseski, Jerrie F.
Edenzon, Irwin F. (Former Officer)
Ermatinger, William R.
Fontaine, Douglass L. II
Hawthorne, Bruce N.
Kastner, Christopher D.
Monroe, Charles R. Jr.
Mulherin, Matthew J.
Niland, Barbara A.
Waldman, Mitchell B.
Walker, Kellye L.
Wyatt, D. Ricky